Exhibit 5.4

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000
Chicago, IL 60601
United States

Tel: +1 312 861 8000
Fax: +1 312 861 2899
www.bakermckenzie.com

Asia Pacific
Bangkok
Beijing
Brisbane
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East & Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Jeddah*
Johannesburg
Kylv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh*
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

The Americas
Bogota
Brasilia**
Buenos Aires
Caracas
Chicago
Dallas
Guadalajara
Houston
Juarez
Lima
Mexico City
Miami
Monterrey
New York
Palo Alto
Porto Alegre**
Rio de Janeiro**
San Francisco
Santiago
Sao Paulo**
Tijuana
Toronto
Valencia
Washington, DC

* Associated Firm
** In cooperation with Trench, Rossi e Watanabe Advogados

February 27, 2020

A.M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, IL 60523

Re: Tender Offer Document

Ladies and Gentlemen:

We have acted as special Mexican counsel to Castle Metals de México, S.A. de C.V. (“Castle Mexico”) and Castle Metals de Mexicali, S.A. de C.V. (“Castle Mexicali”), each a company organized under the laws of the United Mexican States (“Mexico”) (jointly, Castle México and Castle Mexicali, the “Guarantors”), in connection with (i) the issuance by A.M. Castle & Co. (the “Company”) of 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) to be guaranteed by the Guarantors; and (ii) the guarantee documents that the New Notes Indenture (as such term is defined below) requires that the Guarantors execute. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the New Notes Indenture.

You have advised us that the New Notes are to be issued pursuant to an indenture (the “New Notes Indenture”) to be entered into by and between the Company, the guarantors party thereto (including the Guarantors), Wilmington Savings Fund Society, FSB, as trustee, and Wilmington Savings Fund Society, FSB, as collateral agent, in a form filed as Exhibit 4.5 to the Tender Offer Document.

In rendering the opinion expressed below, we have reviewed executed copies of the following documents:

(1)      the deed of incorporation and the current by‐laws (estatutos sociales) of Castle México (the “Castle México Constitutive Documents”):

(2)      the deed of incorporation and the current by‐laws (estatutos sociales) of Castle Mexicali (the “Castle Méxicali Constitutive Documents”);

(3)      the powers of attorney that Castle México issued to each of Marec Elden Edgar and Patrick Richard Anderson, to be exercised individually on Castle México’s behalf;

(4)      the powers of attorney that Castle Mexicali issued to each of Marec Elden Edgar and Patrick Richard Anderson, to be exercised individually on Castle Mexicali’s behalf; and

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

A,M. Castle & Co.
February 27, 2020

(5)
such other documents, instruments, books and records as we have deemed relevant or appropriate in connection with this opinion (the documents described in clauses (1) through (5) constituting the “Reviewed Documents”.)

We have assumed, without any independent investigation or verification of any kind, (i)) the genuineness of all signatures and the authenticity and effectiveness of all documents submitted to us, (ii) that the copies of all documents submitted to us are complete and conform with authentic originals thereof (iii) that each natural person (other than the natural persons acting on behalf of Castle México and Castle Mexicali) signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder, (iv) that each person (other than the persons acting on behalf of Castle Mexico and Castle Mexicali) signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (v) that all information contained in all documents reviewed by us is complete, true and correct.

The opinions expressed herein are limited to the laws of Mexico as in effect on the date hereof. We express no opinion as to any laws other than the laws of Mexico, and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the United States of America or any state or other political subdivision thereof or therein, including without limitation the laws of the State of New York, as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws.

Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Each of the Guarantors is a corporation duly incorporated and existing under and by virtue of the laws of Mexico. Each Guarantor has all requisite corporate power and authority to execute and deliver the New Notes Indenture and the guarantee documents that the New Notes Indenture requires that each Guarantor executes, and to observe and perform all of the provisions and conditions thereof applicable to each Guarantor. The execution and delivery, by either Marec Elden Edgar or Patrick Richard Anderson, of the New Notes Indenture and the guarantee documents that the New Notes Indenture requires that each Guarantor execute, has been duly authorized by each Guarantor and no other corporate action of either Guarantor is requisite to the execution and delivery thereof.

The opinions expressed herein are rendered as of the date hereof, and we undertake no, and expressly disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinions set forth herein.

A.M. Castle & Co.
February 27, 2020

This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this Opinion with the Commission as Exhibit 5.4 to the Tender Offer Document. McDermott Will & Emery LLP may rely upon this opinion as to matters of Mexican law as if this opinion were addressed to it for purposes of their opinion to you of even date herewith. This opinion is not to be transmitted to anyone else or is it to be relied upon by anyone else or for any other purpose without our express written consent.

Very truly yours,